EXHIBIT 16.1

March 2, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Game Trading Technologies, Inc.’s Form 8-K dated March 2, 2010, and we agree with the statements made regarding our firm.

Yours truly,

/s/MaloneBailey, LLP
Houston, Texas
www.malone-bailey.com